As filed with the U.S. Securities and Exchange Commission on January 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

Fractyl Health, Inc.

(Exact name of registrant as specified in its charter)

___________________

Delaware (State of incorporation or organization)	27-3553477 (I.R.S. Employer Identification No.)
3 Van de Graaff Drive, Suite 200 Burlington, MA (Address of principal executive office)	01803 (Zip Code)

2024 Incentive Award Plan

2024 Employee Stock Purchase Plan

New Hire Inducement Stock Option Grant

(Full title of the plan)

Harith Rajagopalan, M.D., Ph.D.

Chief Executive Officer

Fractyl Health, Inc.

3 Van de Graaff Drive, Suite 200

Burlington, MA 01803

(781) 902-8800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Marc Recht

James Schneider

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering (a) an additional 10,106,374 shares of our common stock (“Common Stock”) under our 2024 Incentive Award Plan (the “Incentive Plan”) and (b) an additional 2,021,274 shares of Common Stock under our 2024 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the Incentive Plan and ESPP which provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under the Incentive Plan and ESPP. Such shares of Common Stock represent the increases that occurred on January 1, 2025 and January 1, 2026 and are being registered in addition to the shares of Common Stock under the Incentive Plan and ESPP registered on our Registration Statement on Form S-8 (File No. 333-276897), filed with the SEC on February 6, 2024. (the “Prior Form S-8”).

In addition, we are also filing this Registration Statement on Form S-8 to register 1,036,800 shares of Common Stock underlying an outstanding stock option award granted to Lara Smith Weber (the “Inducement Award”). Upon the recommendation of the Compensation and Human Strategy Committee of the Board of Directors (the “Board”), the Board granted the Inducement Award outside of our Incentive Plan as inducement for Ms. Smith Weber’s acceptance of employment as our Chief Financial Officer, in accordance with Nasdaq Listing Rule 5635(c)(4).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated by reference herein. In addition, the following documents we filed with the SEC are incorporated by reference into this Registration Statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 3, 2025;

(b) Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 13, 2025, for the quarterly period ended June 30, 2025, filed with the SEC on August 12, 2025 and for the quarterly period ended September 30, 2025, filed with the SEC on November 12, 2025;

(c) Our Current Reports on Form 8-K filed with the SEC on January 31, 2025, March 13, 2025, April 1, 2025, June 12, 2025, June 18, 2025, June 23, 2025, August 7, 2025, September 3, 2025, September 26, 2025, September 26, 2025, October 3, 2025, December 2, 2025, December 16, 2025, January 5, 2026 and January 6, 2026 to the extent the information in such Current Reports is not furnished pursuant to Item 2.02 or Item 7.01 and exhibits furnished under Item 9.01 that relate to such items;

(d) The description of our Common Stock, which is contained in our registration statement on Form 8-A, filed with the SEC on January 29, 2024 (File No. 001-41942) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(e) All documents, reports and definitive proxy or information statements filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders that is not deemed filed under such provisions of the Exchange Act or information furnished under Item 2.02 or Item 7.01 of Form 8-K or exhibits furnished under Item 9.01 on Form 8-K that relate to such items.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Fractyl Health, Inc.	8-K	001-41942	3.1	February 6, 2024
3.2	Amended and Restated Bylaws of Fractyl Health, Inc.	8-K	001-41942	3.2	February 6, 2024
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	2024 Incentive Award Plan and forms of award agreements thereunder.	10-K	001-41942	10.14	April 1, 2024
99.2	2024 Employee Stock Purchase Plan.	S-1/A	333-276046	10.16	January 29, 2024
99.3*	Inducement Award Agreement between Fractyl Health, Inc. and Lara Smith Weber, dated January 12, 2026.
107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Burlington, Commonwealth of Massachusetts on this 13th day of January, 2026.

Fractyl Health, Inc.

By: /s/ Harith Rajagopalan

Harith Rajagopalan, M.D., Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harith Rajagopalan, M.D., Ph.D. and Lara Smith Weber, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Title	Signature	Date

/s/ Harith Rajagopalan	Co-Founder, Chief Executive Officer and Director	January 13, 2026
Harith Rajagopalan, M.D., Ph.D.	(Principal Executive Officer)

/s/ Lara Smith Weber	Chief Financial Officer and Treasurer	January 13, 2026
Lara Smith Weber	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kelly Barnes	Director	January 13, 2026
Kelly Barnes

/s/ William W. Bradley	Director	January 13, 2026
William W. Bradley

/s/ Samuel Conaway	Director	January 13, 2026
Samuel Conaway

/s/Marc Elia	Director	January 13, 2026
Marc Elia

/s/ Clive Meanwell	Director	January 13, 2026
Clive Meanwell, M.B., Ch.B., M.D.

/s/ Christopher C. Thompson	Director	January 13, 2026
Christopher C. Thompson, M.D., MSc

/s/ Ajay Royan	Chairman	January 13, 2026
Ajay Royan

/s/ Ian Sheffield	Director	January 13, 2026
Ian Sheffield